Exhibit (23)



                         CONSENT OF INDEPENDENT AUDITORS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-77516, 33-77518 and 333-2702) pertaining to the LaCrosse Footwear, Inc. Employees' Retirement Savings Plan, the LaCrosse Footwear, Inc. Union Employees' Retirement Savings Plan and the LaCrosse Footwear, Inc. 1993 Employee Stock Incentive Plan of our report dated May 24, 1996 and the related financial statements of Rainfair, Inc. for the year ended April 30, 1996 included in this Current Report on Form 8-K of LaCrosse Footwear, Inc.


                                      CLIFTON, GUNDERSON L.L.C.


   Racine, Wisconsin
   August 2, 1996